Exhibit 99.1

Contacts:

Stephanie Diaz (Investors) Vida Strategic Partners 415-675-7401 sdiaz@vidasp.com	Tim Brons (Media) Vida Strategic Partners 415-675-7402 tbrons@vidasp.com	Ryan D. Lake (CFO) Recro 770-531-8365 ryan.lake@recroCDMO.com

Recro to host webcast to discuss acquisition of San Diego-Based IRISYS

Acquisition Expands Recro’s Global Customer Base and Service Offerings, Creates Bi-Coastal CDMO, Diversifies Pipeline and Revenue Sources, and Provides Additional Pathway for Continued Growth

Webcast Scheduled for 11:00 a.m. Eastern on Thursday, August 19, 2021

EXTON, PA, August 17, 2021 — Recro Pharma, Inc. (“Recro”; NASDAQ: REPH), a contract development and manufacturing organization (CDMO) dedicated to solving complex formulation and manufacturing challenges for companies developing oral solid dose drug products, today announced that company management will host a webcast to discuss the company’s recently announced acquisition of IRISYS, a San Diego-based CDMO that possesses capabilities that complement and expand those of Recro. The webcast will be held at 11:00 a.m. Eastern on Thursday, August 19, 2021.

During the event, Recro’s management team will discuss the rationale for its acquisition of IRISYS and provide an overview of the transaction’s expected impact on the company’s ongoing growth strategy. The discussion will highlight Recro’s operations on both the East and West Coast of the U.S., as well as the organization’s expanded global client base and enhanced capabilities now spanning pre-Investigational New Drug (IND) development to commercial manufacturing and packaging for a wide range of dosage forms.

To access the webcast, please do so by visiting the “Events” page in the Investor section of the Company’s website, www.recrocdmo.com. In addition, an archived webcast will be available on the Company’s website approximately two hours after the event and will be available for 30 days.

About Recro

Recro (NASDAQ: REPH) is a contract development and manufacturing organization (CDMO) with capabilities from early feasibility to commercial manufacturing. With an expertise in solving complex manufacturing problems, Recro is a CDMO providing oral solid dosage form development, end-to-end regulatory support, clinical and commercial manufacturing, and packaging and logistics services to the global pharmaceutical market.

In addition to our experience in handling DEA controlled substances and developing and manufacturing modified release oral solid dosage forms, Recro has the expertise to deliver on our clients’ pharmaceutical development and manufacturing projects, regardless of complexity level. We do all of this in our best-in-class facilities, which total 120,000 square feet, in Gainesville, Georgia.

For more information about Recro’s CDMO solutions, visit recrocdmo.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, among other things, the Company’s expectations regarding, the potential benefits of the acquisition of IRISYS, and other statements. The words “anticipate”, “believe”, “could”, “estimate”, “upcoming”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “will” and similar terms and phrases may be used to identify forward-looking statements in this press release. Factors that could cause the Company’s actual outcomes to differ materially from those expressed in or underlying these forward-looking statements include risks that the results and potential of the combined business and the combination IRISYS’ business with the Company’s business may not be as anticipated; the potential impact of the IRISYS acquisition to the Company’s growth strategy; the ongoing economic and social consequences of the COVID-19 pandemic, including any adverse impact on the customer ordering patterns or inventory rebalancing or disruption in raw materials or supply chain; demand for the Company’s services, which depends in part on customers’ research and development and the clinical plans and market success of their products; customers’ changing inventory requirements and manufacturing plans; customers and prospective customers decisions to move forward with the Company’s manufacturing services; the average profitability, or mix, of the products the Company manufactures; the Company’s ability to enhance existing or introduce new services in a timely manner; fluctuations in the costs, availability, and suitability of the components of the products the Company manufactures, including active pharmaceutical ingredients, excipients, purchased components and raw materials, or the Company’s customers facing increasing or new competition. These forward-looking statements should be considered together with the risks and uncertainties that may affect our business and future results presented herein along with those risks and uncertainties discussed in our filings with the Securities and Exchange Commission at www.sec.gov. These forward-looking statements are based on information currently available to us, and we assume no obligation to update any forward-looking statements except as required by applicable law.